UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COASTAL CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Florida	88-0428896
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 N Laura Street Suite 2500
Jacksonville, FL 32202	32202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	OTC Pink Sheets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 000-29449

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001

(Title of Class)

1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Coastal Capital Acquisition Corporation, a Florida corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, as amended, and the Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under Item 4 “Description of Securities” in the Company’s Registration Statement on Form 10 - SB, as subsequently amended, filed with the U.S. Securities and Exchange Commission on February 11, 2000, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation, as amended (incorporated herein by reference to exhibit 3 of the Form 10 - SB filed on February 11, 2000).

3.2	By-Laws (attached hereto as adopted by the board of directors on May 16th, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COASTAL CAPITAL ACQUISITION CORPORATION

June 9, 2022	By: /s/ William Pitre
Name: William Pitre
Title: Chief Executive Officer / Director

June 9, 2022	By: /s/ Paul Jackson
Name: Paul Jackson
Title: Chief Investment & Institutional Officer / EVC

June 9, 2022	By: /s/ Brian Nash
Name: Brian Nash
Title: Secretary / Director